Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Midwest Holding Inc. of our report dated March 31, 2015, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2014 and 2013, appearing in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in this Registration Statement.

/s/ McGladrey LLP
Omaha, Nebraska
August 25, 2015